SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported)    December 31, 2002

CORAM HEALTHCARE CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11343 (Commission File Number)	33-0615337 (IRS Employer Identification No.)

1675 Broadway, Suite 900, Denver, Colorado (Address of principal executive offices)	80202 (Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

   Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.    Yes [X] No [    ]

Item 5. Other
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 Exchange Agreement
EX-99.2 Amendment to Stockholder Agreement
EX-99.3 Amendment to Securities Exchange Agreement
EX-99.4 Certificate of Amendment of Designation
EX-99.5 Certificate of Designation
EX-99.6 Amended and Restated Bylaws

Item 5. Other

On August 8, 2000, Coram Healthcare Corporation (“CHC”) and its wholly-owned first tier subsidiary, Coram, Inc. (“CI”) (CHC and CI are hereinafter collectively referred to as the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). As of such date, the Debtors operated as debtors-in-possession subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); however, a Chapter 11 trustee was appointed by the Bankruptcy Court on March 7, 2002. With the appointment of a Chapter 11 trustee, the Debtors are no longer debtors-in-possession under the Bankruptcy Code.

On December 31, 2002, with the approval of the Bankruptcy Court, the Debtors converted approximately $47.5 million and $99.7 million in principal and unpaid accrued interest of their Series A Senior Subordinated Unsecured Notes and Series B Senior Subordinated Unsecured Convertible Notes, respectively, to equity in the form of CI Series B Cumulative Preferred Stock, in order for CHC and its subsidiaries to maintain compliance with the public-company exception to the physician ownership and referral provisions of the Omnibus Budget Reconciliation Act of 1993 (commonly referred to as “Stark II”) for the year ending December 31, 2003. Documents related to such transaction are attached hereto as follows:

(a)	Exchange Agreement dated as of December 31, 2002, by and among Coram, Inc. and the Noteholders (as defined below) (Exhibit 99.1);

(b)	Amendment No. 2 to Stockholder Agreement dated as of December 31, 2002 (Exhibit 99.2);

(c)	Amendment No. 6 to Securities Exchange Agreement dated as of December 31, 2002 (Exhibit 99.3);

(d)	Second Certificate of Amendment of Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Coram, Inc., filed on December 31, 2002 (Exhibit 99.4);

(e)	Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Coram, Inc., filed on December 31, 2002 (Exhibit 99.5); and

(f)	Bylaws of Coram, Inc., as amended and restated on December 31, 2002 (Exhibit 99.6).

Exchange Agreements

On December 29, 2000, CI executed an exchange agreement with Goldman Sachs Credit Partners L.P., Cerberus Partners L.P. and Foothill Capital Corporation (hereinafter collectively referred to as the “Noteholders”) to exchange approximately $97.7 million of Series A Senior Subordinated Unsecured Notes (the “Series A Notes”) and approximately $11.6 million of accrued but unpaid interest on the Series A Notes and Series B Senior Subordinated Convertible Unsecured Notes (the “Series B Notes”) for 905 shares of CI Series A Cumulative Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) in order to comply with Stark II for the year ending December 31, 2001. Such shares were issued on a pro rata basis to the Noteholders and had an aggregate liquidation preference of approximately $109.3 million.

On December 31, 2001, CI executed a second exchange agreement with the Noteholders to exchange $21 million of the Series A Notes and approximately $1.9 million of accrued but unpaid interest on the Series A Notes for 189.5705 shares of Series A Preferred Stock in order to comply with Stark II for the year ending December 31, 2002. Such shares were issued on a pro rata basis to the Noteholders and had an aggregate liquidation preference of approximately $22.9 million.

On December 31, 2002, CI executed a third exchange agreement with the Noteholders to exchange approximately $40.2 million of the Series A Notes, $7.3 million of accrued but unpaid interest on the Series A Notes, $83.1 million of the Series B Notes and $16.6 million of accrued but unpaid interest on the Series B Notes for 1,218.2808 shares of CI Series B Cumulative Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”) in order to comply with Stark II for the year ending December 31, 2003. Such shares were issued on a pro rata basis to the Noteholders and had an aggregate liquidation preference of approximately $147.2 million. The Series A Preferred Stock and the Series B Preferred Stock had aggregate liquidation preferences at December 31, 2002 of approximately $175.4 million and $147.2 million, respectively.

After consideration of the aforementioned exchange transactions, at December 31, 2002 there was $9.0 million of principal outstanding under the Series B Notes (maturing on June 30, 2003 and bearing interest at 9.0%) and no amounts outstanding under the Series A Notes.

Preferred Stock

The authorized Series A Preferred Stock consists of 2,500 shares and the only shares issued and outstanding at December 31, 2002 are those issued pursuant to the aforementioned exchange agreements and the corresponding in-kind dividend payments. The characteristics and attributes of the Series A Preferred Stock remain consistent with the description thereof included in CHC’s Form 10-Q for the quarterly period ended September 30, 2002. However, certain provisions of an irrevocable waiver agreement, dated April 12, 2002, amongst the Noteholders which limited the aggregate voting rights of the Series A Preferred Stock to no more than 49% of all voting rights of the outstanding common stock and Series A Preferred Stock of CI, voting together as a single class, and limited board of director representation to less than 50% have been formally incorporated into the Second Certificate of Amendment of Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Coram, Inc. filed on December 31, 2002 (Exhibit 99.4).

In conjunction with the December 31, 2002 exchange agreement, CI issued the Noteholders shares of a new class of preferred stock. The principal characteristics and attributes of the Series B Preferred Stock are as follows:

•	Authorized number of shares: 2,500

•	Liquidation Preference: $120,802 per share, subordinated to the Series A Preferred Stock.

•	Dividends: Cumulative compounding dividend at a rate of 15% per annum of the liquidation preference amount. Dividends, which are subordinate to the Series A Preferred Stock dividends, are payable on a quarterly basis on the last business day of each calendar quarter. Prior to the effective date of CI’s plan of reorganization, dividends are to be paid in the form of additional shares of Series B Preferred Stock having a liquidation preference amount equal to such dividend amount. Subsequent to the effective date of a CI plan of reorganization, at CI’s election, dividends will be payable in cash or shares of CI common stock having a fair value equal to such cash dividend payment. Quarterly dividends will be subject to tax indemnities and gross-up provisions (computed subsequent to CI’s tax fiscal year end in connection with the preparation of the income tax returns) as are appropriate and customary for transactions of this nature.

•	Voting Rights: Prior to the occurrence of a triggering event, as defined in Amendment No. 2 to Stockholder Agreement dated December 31, 2002 (Exhibit 99.2), the Series B Preferred Stock is a non-voting security; however, the unanimous affirmative vote of outstanding shares of the Series B Preferred Stock will be necessary to: (i) issue securities senior to, or on a parity with, the Series B Preferred Stock; (ii) to authorize or issue securities convertible into such senior or parity securities; (iii) amend CI’s certificate of incorporation or bylaws, including an increase to the size of the board of directors; (iv) enter into any agreement(s) that would result in a change of control, merger, consolidation or other combination by CI, or a transfer of all or a majority of CI’s assets; or (v) modify or amend the Series B Preferred Stock. Subsequent to the occurrence of a triggering event, each share of the Series B Preferred Stock will be entitled to one vote and shall entitle the holder thereof to vote on all matters voted on by the holders of the CI common stock and the Series A Preferred Stock, voting together as a single class, with other shares entitled to vote at all meetings of the stockholders of CI; provided, however, that after the occurrence of a triggering event and notwithstanding the rights conveyed to the holders of the Series A Preferred Stock and Series B Preferred Stock through their respective certificates of designations, aggregate stock voting rights of the Series A Preferred Stock and Series B Preferred Stock cannot exceed 49% of all the voting rights of the outstanding common stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class combined. Absent the stock voting restrictions discussed in the preceding sentence, at December 31, 2002 the Noteholders had contingent voting rights aggregating approximately 72.8% of CI’s total voting power.

•	Board of Directors Representation: None.

•	Redemption: The Series B Preferred Stock is redeemable at the option of CI, in whole or in part, at any time, on not less than thirty days prior written notice, at the liquidation preference amount plus any accrued but unpaid dividends. Redemption may be made only in the form of a cash payment.

•	Covenants: The Series B Preferred Stock contains usual and customary covenants appropriate for transactions of this type. Additionally, the failure of CI to exit its bankruptcy proceedings by June 30, 2003 will constitute an event of default.

Item 7. Financial Statements and Exhibits

           (c)  Exhibits

Exhibit Number	Description of Document

99.1	Exchange Agreement dated as of December 31, 2002, by and among Coram, Inc. (“CI”) and Goldman Sachs Credit Partners L.P., Cerberus Partners, L.P. and Foothill Capital Corporation (hereinafter collectively referred to as the “Noteholders”) whereby the Noteholders exchanged approximately $40.2 million of Series A Senior Subordinated Unsecured Notes (the “Series A Notes”), $7.3 million of accrued but unpaid interest on the Series A Notes, $83.1 million of Series B Senior Subordinated Unsecured Convertible Notes (the “Series B Notes”) and $16.6 million of accrued but unpaid interest on the Series B Notes for 1,218.2808 shares of CI Series B Cumulative Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”).
99.2
Amendment No. 2 to Stockholder Agreement dated as of December 31, 2002, by and among CI, Goldman, Sachs & Co., Cerberus Partners, L.P. and Foothill Capital Corporation providing for certain triggering events for the CI Series A Cumulative Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) and the Series B Preferred Stock voting rights to become effective.
99.3
Amendment No. 6 to Securities Exchange Agreement dated as of December 31, 2002, by and among CI and the Noteholders as further consideration for the December 31, 2002 Exchange Agreement whereby CI, Coram Healthcare Corporation and the Noteholders have agreed to, among other things, amend the maturity of the Series B Notes to June 30, 2003.
99.4
Second Certificate of Amendment of Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2002, related to the Series A Preferred Stock voting rights, as well as, certain limitations on aggregate stock voting rights and board of director representation after the occurrence of a triggering event.
99.5
Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2002, related to the creation of the Series B Preferred Stock, as well as, certain limitations on aggregate stock voting rights after the occurrence of a triggering event.
99.6
Bylaws of CI, as amended and restated on December 31, 2002, related to providing for certain triggering events for preferred stock voting rights to become effective and the creation of the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2003	CORAM HEALTHCARE CORPORATION By: /s/ SCOTT R. DANITZ Name: Scott R. Danitz Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Exchange Agreement dated as of December 31, 2002, by and among Coram, Inc. (“CI”) and Goldman Sachs Credit Partners L.P., Cerberus Partners, L.P. and Foothill Capital Corporation (hereinafter collectively referred to as the “Noteholders”) whereby the Noteholders exchanged approximately $40.2 million of Series A Senior Subordinated Unsecured Notes (the “Series A Notes”), $7.3 million of accrued but unpaid interest on the Series A Notes, $83.1 million of Series B Senior Subordinated Unsecured Convertible Notes (the “Series B Notes”) and $16.6 million of accrued but unpaid interest on the Series B Notes for 1,218.2808 shares of CI Series B Cumulative Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”).
99.2
Amendment No. 2 to Stockholder Agreement dated as of December 31, 2002, by and among CI, Goldman, Sachs & Co., Cerberus Partners, L.P. and Foothill Capital Corporation providing for certain triggering events for the CI Series A Cumulative Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) and the Series B Preferred Stock voting rights to become effective.
99.3
Amendment No. 6 to Securities Exchange Agreement dated as of December 31, 2002, by and among CI and the Noteholders as further consideration for the December 31, 2002 Exchange Agreement whereby CI, Coram Healthcare Corporation and the Noteholders have agreed to, among other things, amend the maturity of the Series B Notes to June 30, 2003.
99.4
Second Certificate of Amendment of Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2002, related to the Series A Preferred Stock voting rights, as well as, certain limitations on aggregate stock voting rights and board of director representation after the occurrence of a triggering event.
99.5
Certificate of Designation of CI, as filed with the Secretary of State of the State of Delaware on December 31, 2002, related to the creation of the Series B Preferred Stock, as well as, certain limitations on aggregate stock voting rights after the occurrence of a triggering event.
99.6
Bylaws of CI, as amended and restated on December 31, 2002, related to providing for certain triggering events for preferred stock voting rights to become effective and the creation of the Series B Preferred Stock.